As filed with the Securities and Exchange Commission on June 16, 2025

Registration No. 333-280279
Registration No. 333-125872
Registration No. 333-211256

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-280279)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-125872)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-211256)

UNDER THE SECURITIES ACT OF 1933
_________________

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	62-1120025
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1915 Snapps Ferry Road, Building N,
Greeneville, Tennessee 37745
(Address of Principal Executive Offices)(Zip Code)
_________________

FORWARD AIR CORPORATION 2016 OMNIBUS INCENTIVE COMPENSATION PLAN
FORWARD AIR CORPORATION 2005 EMPLOYEE STOCK PURCHASE PLAN
FORWARD AIR CORPORATION AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN
(Full title of the plans)

Michael L. Hance
Chief Legal Officer and Secretary
1915 Snapps Ferry Road, Building N
Greeneville, Tennessee 37745
(Name and address of agent for service)

(423) 636-7000
(Telephone number, including area code, of agent for service)
_________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), and constitutes a Post-Effective Amendment (the “Amendment”) to Registration Statements Nos. 333-280279, 333-125872, and 333-211256 (the “Registration Statements”) filed by Forward Air Corporation, a Tennessee corporation (“FWRD-Tennessee”), the predecessor of the Company (as defined below). The Company succeeded to the interests of FWRD-Tennessee following a reincorporation effected pursuant to a Plan of Merger, dated as of April 30, 2025 (the “Merger Agreement”), between FWRD-Tennessee and FA-Delaware Corporation, a Delaware corporation and wholly owned subsidiary of FWRD-Tennessee (“FWRD-Delaware”). The Merger Agreement provided for, among other things, the merger of FWRD-Tennessee with and into FWRD-Delaware (the “Merger”). The Merger Agreement was approved by the shareholders of FWRD-Tennessee at the Annual Meeting of Shareholders held on June 11, 2025, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the Merger Agreement, FWRD-Delaware is the surviving corporation in the Merger and, at the effective time of the Merger, changed its name to Forward Air Corporation (the “Company”). As a result of the Merger and upon the effective date of the Merger, each outstanding share of common stock, par value $0.01 per share, and preferred stock, par value $0.01 per share, of FWRD-Tennessee was automatically converted into one share of common stock, par value $0.01 per share, and one share of preferred stock, par value $0.01 per share, of the Company. Immediately prior to the consummation of the Merger, the Company had nominal assets and liabilities.
For purposes of this Amendment and the Registration Statements, any reference to “Forward Air Corporation” (i) as of any time prior to the effective time of the Merger shall mean FWRD-Tennessee and (ii) as of any time after the effective time of the Merger shall mean the Company.
The prospectuses contained in the Registration Statements incorporate by reference all documents filed by FWRD-Tennessee and the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of each Registration Statement and will incorporate by reference all documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this Amendment. The prospectuses contained in the Registration Statements, as well as all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective time of the Merger and incorporated by reference in the Registration Statements, will not reflect the change in the state of incorporation of the registrant or changes in capital stock, among other things. With respect to such information, or any other information contained or incorporated by reference in the Registration Statements that is modified by information subsequently incorporated by reference in the Registration Statements, the statement or information previously contained or incorporated in the Registration Statements shall also be deemed modified or superseded in the same manner.
The Registration Statements and prospectuses shall remain unchanged in all other respects. Accordingly, this Amendment consists only of this explanatory note and revised versions of the following parts of the Form S-8; Part II, the signatures, the exhibit index and the exhibits filed in connection with this Amendment. In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Amendment, the Company, as successor issuer to FWRD-Tennessee, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
Forward Air Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed by the Company and FWRD-Tennessee, as applicable, with the Securities and Exchange Commission (the “Commission”):

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 24, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on March 25, 2025, Amendment No. 2 on Form 10-K/A filed with the Commission on April 11, 2025, and Amendment No. 3 on Form 10-K/A filed with the Commission on April 30, 2025, pursuant to Section 13 of the Exchange Act;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)
The description of the Registrant’s Common Stock and Preferred Stock contained in Exhibit 4.1 to the Registrant’s Current Report on Form 8-K12B filed with the Commission on June 13, 2025, and including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Under the General Corporation Law of the State of Delaware (the “DGCL”), a Delaware corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Such a provision may not eliminate or limit the liability of a director for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock, or (iv) transactions from which such director derived an improper personal benefit. The Company’s certificate of incorporation includes a provision providing that directors of the

Company shall not be liable to the Company or our shareholders for monetary damages for breach of fiduciary duty, except to the extent such exemption or limitation is not permitted by the DGCL.
The DGCL also provides that a Delaware corporation has the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee of another entity, against reasonable expenses (including attorneys’ fees) and, in actions not brought by or in the right of the corporation, judgments, fines and amounts paid in settlement, in each case, actually and reasonably incurred in connection with such action, suit or proceeding, but only if such person acted in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may not be made if such person is adjudged liable to the corporation (unless otherwise determined by the court in which such action, suit or proceeding was brought or the Delaware Court of Chancery). In addition, under Delaware law, to the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her. Furthermore, under Delaware law, a Delaware corporation is permitted to maintain directors’ and officers’ insurance.
The Company’s amended and restated certificate of incorporation (the “Charter”) requires the Company to indemnify any person who is or was a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding described above by reason of the fact that such person is or was a director of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another entity, to the fullest extent permitted by law. The Company’s Charter also require the Company to pay the legal expenses (including attorneys’ fees) of any such person in defending any such action, suit or proceeding in advance of its final disposition subject, in the case of present directors and officers, to the provision by such director or officer of an undertaking to repay the amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise.
Additionally, the Company maintains directors’ and officers’ liability insurance for its directors and officers.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit Number			Incorporated by Reference			Filed Herewith
	Description of Document	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Forward Air Corporation, as currently in effect.	8-K12B	001-42704	3.1	June 13, 2025
4.2	Amended and Restated Bylaws of Forward Air Corporation.	8-K12B	001-42704	3.2	June 13, 2025

5.1	Opinion and Consent of Jones Day.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Jones Day (contained in Exhibit 5.1).					X

24.1	Power of Attorney.					X

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)     to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement — notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeneville, State of Tennessee, on June 16, 2025.

Forward Air Corporation

By:	/s/ Shawn Stewart
Shawn Stewart
Chief Executive Officer and Director (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment on Form S-8 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn Stewart	Chief Executive Officer and Director	June 16, 2025
Shawn Stewart	(Principal Executive Officer)

/s/ Jamie Pierson	Chief Financial Officer	June 16, 2025
Jamie Pierson	(Principal Financial Officer)

/s/ James Faught	Chief Accounting Officer	June 16, 2025
James Faught	(Principal Accounting Officer)

*	Executive Chairman and Director	June 16, 2025
Jerome Lorrain

*	Director	June 16, 2025
Charles L. Anderson

*	Director	June 16, 2025
Dale W. Boyles

*	Director	June 16, 2025
Robert L. Edwards, Jr.

*	Director	June 16, 2025
Christine M. Gorjanc

*	Director	June 16, 2025
Michael B. Hodge

*	Director	June 16, 2025
Paul Svindland

*The undersigned, by signing his name hereto, does sign this Registration Statement on behalf of the designated officers and directors of Forward Air Corporation, pursuant to the Power of Attorney executed on behalf of each of such officer and director that is filed as Exhibit 24.1 hereto.

By:	/s/ Shawn Stewart	June 16, 2025
Shawn Stewart, Attorney-in-Fact